UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 13, 2010

ANTARES PHARMA, INC.
(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ		08618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Senior Vice President and Managing Director – Pharmaceutical Group

On September 13, 2010, Dario Carrara, Ph.D. resigned from his position as the Senior Vice President and Managing Director – Pharmaceutical Group of Antares Pharma, Inc. (the “Company”) in Muttenz, Switzerland, such resignation to be effective on December 31, 2010.  Dr. Carrara will transition to Ferring International Center SA, a partner of the Company.  In November 2009, Ferring International Center SA purchased certain assets and assumed a leased facility in Switzerland (along with a majority of the then employees at such facility) from the Company.  Dr. Carrara’s Employment Agreement, dated October 13, 2006 and amended on November 12, 2008 (the “Employment Agreement”), will be terminated upon the effective date of his resignation. The Employment Agreement was previously filed with the Securities and Exchange Commission by the Company on October 16, 2006 as Exhibit 10.2 to its Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	September 16, 2010	By:	/s/ Paul K. Wotton
		Name:	Dr. Paul K. Wotton
		Title:	President and Chief Executive Officer